                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

      ____________________________________________________________________
                          Tuesday Morning Corporation
                (Name of Registrant as Specified In Its Charter)
      ____________________________________________________________________

                           Mark E. Jarvis, Secretary
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(4) and 0-11 ("Rule 0-11").

       (1) Title of each class of securities to which transaction applies
       (2) Aggregate number of securities to which transaction applies
       (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11
       (4) Proposed maximum aggregate value of transaction
       (5) Total fee paid
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
            (1)  Amount Previously Paid
            (2)  Form, Schedule or Registration Statement No.:
            (3)  Filing Party
            (4)  Date Filed

                          TUESDAY MORNING CORPORATION
                               14621 Inwood Road
                             Addison, Texas 75001


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 17, 2000


To our Stockholders:

     The Annual Meeting of Stockholders of Tuesday Morning Corporation (the "Company") will be held at the Company's headquarters, 14621 Inwood Road, Addison, Texas, on Wednesday, May 17, 2000 at 11:00 a.m., local time. At the meeting, stockholders will be asked to vote on the following matters:

     (a) To elect to the Company's Board of Directors six directors to serve a one-year term expiring at the Annual Meeting of Stockholders in 2001, or upon their earlier retirement, resignation or removal; and

     (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 11, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

                              By Order of the Board of Directors


                              /s/ MARK E. JARVIS

                              Mark E. Jarvis
                              Secretary

Dallas, Texas
April 19, 2000

                          TUESDAY MORNING CORPORATION
                               14621 Inwood Road
                             Addison, Texas 75001


                                PROXY STATEMENT
                                    for the
                        ANNUAL MEETING OF STOCKHOLDERS
                            Wednesday, May 17, 2000
                                  11:00 a.m.


     This Proxy Statement is furnished to stockholders of Tuesday Morning Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 17, 2000, at 11:00 A.M., local time, at our corporate offices, and at any and all adjournments or postponements thereof. Proxies in the form enclosed will be voted at the meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company.

This Proxy Statement and form of proxy were first mailed to stockholders of the Company on or about April 19, 2000. The Company's 1999 Annual Report to Stockholders, covering the Company's fiscal year ended December 31, 1999, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

                               QUORUM AND VOTING

     Record Date. The record date for the Annual Meeting ("Record Date") is April 11, 2000. Only holders of record of the Company's Common Stock, $.01 par value per share at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

     Voting Stock. The only class of stock entitled to be voted at the meeting is the Company's Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 39,093,133 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

     Quorum. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

     Voting by Street Name Holders. If a stockholder owns shares in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

     Required Vote. The election as a director of each nominee requires the affirmative vote of a plurality of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting (i.e., the six nominees receiving the greatest number of votes will be elected). Abstentions and "broker non-votes" are counted as present and entitled to vote for the purposes of determining a quorum, but are not counted for purposes of the election of a director.

     Default Voting. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a stockholder properly executes and returns the accompanying proxy, but does not indicate any voting instructions, such stockholder's shares will be voted as follows:

     (i) FOR the election of each nominee listed below as director of the Company; and

     (ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

If any other matter or business is brought before the meeting, the proxy holders may vote the proxies in their discretion. The directors do not currently know of any such other matter or business.

                             ELECTION OF DIRECTORS

   At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote for each of the members of the Company's Board of Directors. The Board of Directors has nominated Jerry M. Smith, William J. Hunckler, III, Benjamin D. Chereskin, Robin P. Selati, Sally Frame Kasaks and Henry F. Frigon for reelection as directors of the Company. The nominees are currently serving as directors of the Company, and if they are reelected, the nominees will continue to serve until their terms expire at the Annual Meeting of Stockholders to be held in 2001, or the earlier retirement, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each of the nominees has indicated their willingness to serve the full term.

     The Board of Directors recommends that you vote FOR the election of each of the foregoing nominees.

Biographical Information.

     The following is biographical information about each of the nominees:

     Mr. Smith, 63, joined Tuesday Morning in 1984, was elected Vice President, Advertising/Public Relations and Store Operations in 1986 and was elected Senior Vice President, Advertising/Public Relations and Store Operations in 1989. He was elected Executive Vice President and appointed a director in November 1992. In September 1994, Mr. Smith was elected President and Chief Operating Officer. Mr. Smith became Tuesday Morning's Chief Executive Officer on December 29, 1997 and Chairman of the Board on September 8, 1999.

     Mr. Hunckler, 46, has served as director of Tuesday Morning since December 29, 1997. Mr. Hunckler is a managing director of Madison Dearborn Partners, Inc., which he co-founded in 1993. Prior to 1993, Mr. Hunckler was with First Chicago Venture Capital for 13 years. Mr. Hunckler currently serves on the board of directors of Beverages and More, Inc., The Cornerstone Investments Group, Inc., NWL Holdings, Inc. and Peter Piper, Inc.

     Mr. Chereskin, 41, has served as a director of Tuesday Morning since December 29, 1997. Mr. Chereskin is a managing director of Madison Dearborn Partners, Inc. which he co-founded in 1993. Prior to 1993, Mr. Chereskin was with First Chicago Venture Capital for nine years. Mr. Chereskin currently serves on the board of directors of Beverages and More, Inc., The Cornerstone Investments Group, Inc., NWL Holdings, Inc. and Carrols Holdings Corporation.

     Mr. Selati, 33, has served as a director of Tuesday Morning since December 29, 1997. Mr. Selati is a managing director of Madison Dearborn Partners, Inc. and has been with the firm since 1993. His prior experience was with Alex, Brown & Sons Incorporated as a Financial Analyst in the consumer/retailing investment banking group. Mr. Selati currently serves on the board of directors of Peter Piper, Inc., NWL Holdings, Inc. and Carrols Holdings Corporation.

     Ms. Kasaks, 55, has been with ISTA Incorporated, a marketing and retail-consulting firm since January 1997. Between February 1992 and August 1996, Ms. Kasaks served as Chairman and Chief Executive Officer of Ann Taylor Stores, Inc. which operates a chain of women's apparel stores. Ms. Kasaks also serves as a director of Pacific Sunwear of California, The White House, Inc. and Cortefiel, S.A., of Madrid, Spain.

     Mr. Frigon, 65, was elected to the Board of Directors in December 1999. He is currently a private investor and business consultant. In December 1994, he retired from Hallmark, Inc. where he served as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark he served as President and Chief Executive Officer of BATUS, Inc. Mr. Frigon currently serves on the board of directors of H&R Block, Buckeye Technologies, Corporate Wings, Dimon International and Syprus Solutions.

  The Board of Directors consists of such number of members as is set by the Board of Directors from time to time. The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend pursuant to Section 174 of Delaware General Corporation Law; and (iv) transactions from which the director derived an improper benefit. The Company has entered into agreements with each of its directors obligating the Company to indemnify its directors to the fullest extent permitted by Delaware law and the Company's Certificate of Incorporation.

  During the year ended December 31, 1999, the Board of Directors held four regular meetings. All directors attended all of the meetings.

Committees of the Board of Directors

  The Audit Committee, composed of Benjamin D. Chereskin, and Robin P. Selati, is empowered to review the Company's principal policies for accounting, internal control and financial reporting, to meet periodically with the Company's independent auditors and to recommend to the Board of Directors whether or not to engage the independent auditors for the succeeding year. The Audit Committee met one time during 1999 and all members were in attendance.

  The Compensation Committee is composed of William J. Hunckler, III and Benjamin D. Chereskin. Reference is made to the report of the Company's Compensation Committee set forth elsewhere herein. The Compensation Committee met one time during 1999 and all members were in attendance.

Executive Officers

     The following table lists the executive officers and certain key employees of Tuesday Morning:

Name                          Age                          Position
----                          ---                          --------
Jerry M. Smith                63        President, Chief Executive Officer, Chairman of the Board
Mark E. Jarvis                48        Senior Vice President, Chief Financial Officer
G. Michael Anderson           47        Senior Vice President, Buying Group
Duane A. Huesers              44        Vice President, Finance
Richard Nance                 53        Vice President, Information Systems
Karen Costigan-Goodman        50        Vice President, Real Estate
Andrew Paris                  41        Vice President, Store Operations
Marvin Wilson                 59        Vice President, Logistics

     Biographical information regarding Mr. Smith is set forth under "Election of Directors". The following is biographical information about the other foregoing officers and key employees of the Company:

     Mr. Jarvis joined Tuesday Morning in September 1992 as Senior Vice President and Chief Financial Officer. From 1988 to 1992, he served in several capacities, most recently as Vice President and Treasurer, for Pier 1 Imports, Inc., a specialty retailer.

     Mr. Anderson joined Tuesday Morning in September 1989 as a buyer. In 1991, he was appointed Vice President, Buying, Smallwares Division. Mr. Anderson was elected Senior Vice President, Buying Group in December 1996. Prior to joining Tuesday Morning, Mr. Anderson was a buyer for Affiliated Foods and Merchandise Manager for Fox-Meyer Drug Company.

     Mr. Huesers joined Tuesday Morning in 1992 as Vice President, Finance. Prior to joining Tuesday Morning, Mr. Huesers served as Senior Vice President and Chief Financial Officer of Bookstop, Inc., a chain of book superstores.

     Mr. Nance joined Tuesday Morning in 1992 as Vice President, Information Systems. Prior to joining Tuesday Morning, Mr. Nance was part of the information systems consulting group hired by Tuesday Morning in 1991.

     Ms. Costigan-Goodman joined Tuesday Morning in 1982 as a Regional Manager of Store Operations, and became head of the real estate division in 1988. Ms. Costigan-Goodman was elected Vice President, Real Estate in 1991. Prior to joining Tuesday Morning, Ms. Costigan-Goodman was Assistant Managing Director of Lord & Taylor in Chicago and Dallas.

     Mr. Paris joined Tuesday Morning in 1990 as Regional Manager of Store Operations. He was elected Vice President, Store Operations in 1996. Prior to joining Tuesday Morning, Mr. Paris was Manager of Ramp Operations at People Express/Continental Airlines.

   Mr. Wilson joined Tuesday Morning in 1999. Prior to joining Tuesday Morning, Mr. Wilson was President of Competitive Process Solutions.

Executive Compensation

     Director Compensation. Directors who are not executive officers receive an annual retainer from the Company in the amount of $30,000 and receive reimbursement for their out-of-pocket expenses incurred in attending Board meetings. Directors who are employees of the Company do not receive any additional remuneration for serving as directors.

     Summary Compensation Table. The following table and accompanying explanatory footnotes include annual and long-term compensation information for
(i) Tuesday Morning's Chief Executive Officer and (ii) the next four highest paid executive officers who received total annual salary and bonus in excess of $100,000, for services rendered in all capacities during 1997, 1998 and 1999.

                                                                                    Long-Term
                                              Annual Compensation                  Compensation
                                              -------------------                  ------------
        Name and              Fiscal                           Other Annual           Options       All Other
    Principal Position         Year    Salary     Bonus       Compensation (1)        Granted     Compensation (2)
    ------------------         ----    ------     -----       ----------------        -------     ----------------
Jerry M. Smith                 1999  $475,000  $237,500               -0-               -0-          $  7,449
   President/CEO/              1998   475,000   237,500               -0-                --             8,876
   Chairman                    1997   370,833       -0-       $13,333,267           875,000            11,198


Mark E. Jarvis                 1999  $215,881       -0-               -0-               -0-          $  7,516
   Senior Vice President/      1998   198,875       -0-               -0-           145,831             6,210
   Chief Financial Officer     1997   182,250       -0-          $376,312                --             7,317

G. Michael Anderson            1999  $249,262       -0-               -0-               -0-          $  6,016
   Senior Vice President       1998   228,750       -0-               -0-           218,750             6,210
                               1997   210,000       -0-          $104,996                --             6,770

Duane A. Huesers               1999  $179,375       -0-               -0-               -0-          $  6,159
   Vice President, Finance     1998   158,125       -0-               -0-            72,919             5,805
                               1997   142,104       -0-          $101,279                --             6,125

Richard Nance                  1999  $167,937       -0-               -0-               -0-          $  6,379
   Vice President,             1998   158,025       -0-               -0-            72,919             6,758
   Information Systems         1997   144,000       -0-           $37,166                --             6,545

(1) Amounts represent cash payments in lieu of option cancellations paid in connection with the recapitalization.

(2) The amounts indicated reflect the aggregate value of Tuesday Morning's contributions for each of the named executive officers to Tuesday Morning's 401(k) defined contribution plan, group term life insurance and Tuesday Morning's stock purchase plan.

Stock Options

     The Company has adopted an incentive Option Plan covering 4,800,000 shares of Common Stock of the Company. The Option Plan was implemented by the Company in December 1997. The purpose of the Option Plan is to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock. The administration of the Option Plan is provided by the Compensation Committee of the Board of Directors, which has the authority to determine the terms on which options are granted under the Option Plan.

     Under the Option Plan, each option must be granted at an exercise price of not less than the fair market value of the shares as of the date of grant. Each option must be exercised, if at all, during a period established in the grant which may not exceed 10 years from the date of grant (five years with respect to any employee who owns more than 10% of the Company's capital stock). An employee may not transfer or assign any option granted and may not exercise any options after a specified period after termination of the employee's employment. The options vest over a period set by the Compensation Committee. The Company had outstanding qualified stock options to purchase an aggregate of 1,659,640 shares. The fair market value of the Company's shares as of March 31, 2000 was $14.375 per share.

     The Company has also granted non-qualified stock options supplementary to the Option Plan. As of April 1, 2000, the Company had outstanding non-qualified stock options to purchase an aggregate of 6,992 shares. All of these options were granted at exercise prices of not less than the fair market value of the shares as of the date of grant.

     The following table sets forth certain information with respect to the options exercised by the executive officers named above during 1999 or held by such persons at year-end.

                                                                          Value of Unexercised
                   Shares                     Number of Unexercised      In-the-Money Options (2)
                  Acquired       Value       Options at Dec. 31, 1999        At Dec. 31, 1999
     Name        On Exercise  Realized (1)  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------  -----------  ------------  -----------  -------------  -----------  -------------
Mr. Smith            142,625    2,600,553       295,647        290,603    5,390,655      5,298,685
Mr. Jarvis            14,588      265,990        29,291         87,371      534,075      1,593,072
Mr. Anderson          21,875      398,858        43,941        131,059      801,195      2,389,654
Mr. Huesers            6,640      121,070        11,650         43,688      212,419        796,582
Mr. Nance              7,287      132,868        14,650         43,688      267,120        796,582

(1) The named executives exercised options to purchase stock during 1999 but have not sold the shares purchased. The "Value Realized" is calculated based on the closing market price on December 31, 1999.

(2)  Based on the closing market price on December 31, 1999.


Stock Price Performance

   Set forth below is a line graph indicating the stock price performance of the Company's Common Stock since going public in April 1999 and ending December 31, 1999, as contrasted with (i) the S & P 500 Index and (ii) a peer group of companies consisting of Consolidated Stores Corporation; TJX Companies, Inc.; Dollar Tree Stores, Inc.; Dollar General Corporation; Family Dollar Stores, Inc.; Linens'n Things; Williams-Sonoma, Inc.; Bed Bath & Beyond, Inc.; Bombay Company, Inc.; Ross Stores, Inc.; and Cost Plus, Inc.


             Comparison of Total Return of the Company, Peer Group
                                and Broad Market

COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS
                                         --------------------FISCAL YEAR ENDING--------------------
COMPANY/INDEX/MARKET                         4/22/1999    12/31/1999
Tuesday Morning Corporation                     100.00        108.46
Peer Group Index                                100.00         80.28
S&P Composite                                   100.00        111.00
---------------------------------------------------------------------------------------------------

Report of the Compensation Committee

Tuesday Morning's Compensation Committee is empowered to review, and to recommend to the full Board of Directors, the annual compensation, long-term incentive compensation and compensation procedures for all executive officers of the Company. Recommendations with respect to fiscal 1999 compensation were made by a Compensation Committee consisting of William J. Hunckler, III and Benjamin
D. Chereskin. The current members of the Compensation Committee, Messrs. Hunckler and Chereskin will make recommendations with respect to the fiscal 2000 compensation.

Executive officer compensation consists of a base salary component, a bonus component and a stock option component. In determining the base salary component and the bonus component of executive officer compensation, the Committee evaluates numerous factors including the Company's financial performance related to the goals established by the Board, the individual contribution of each executive officer, competitive compensation practices within the specialty retail industry and general inflationary economic factors. Stock price performance has not been an important consideration in determining base salary, because the price of our Common Stock is subject to a variety of factors outside our control. The level of stock option grants to executive officers is based primarily upon their relative position, responsibilities within Tuesday Morning, the competitive environment in which we operate and the executive's performance.

On December 29, 1997, Jerry M. Smith, Tuesday Morning's President since 1994, entered into a three-year employment agreement which provides that he will serve as Tuesday Morning's President and Chief Executive Officer as well as a director. Mr. Smith receives an annual base salary of $475,000 per year, subject to possible increases and a maximum annual bonus of up to 50% of his base salary. Mr. Smith's employment agreement also contains noncompetition and nonsolicitation covenants and confidentiality provisions. The noncompetition covenants restrict Mr. Smith from competing against Tuesday Morning until December 2003 in any geographic area in which Tuesday Morning conducts business. Mr. Smith has indicated that he plans to remain as the Chief Executive Officer of Tuesday Morning after the expiration of his employment agreement.

No other officers' employment is subject to an employment agreement.

The members of such committee as noted below submit this report of the Compensation Committee on executive compensation.

Compensation Committee


William J. Hunckler, III
Benjamin D. Chereskin

Certain Relationships and Related Transactions

   In 1992, Jerry M. Smith, an executive officer at the Company, received a loan, secured by Company stock, for the purchase of Tuesday Morning stock. Outstanding principal amounts under the loan accrued interest at a rate of 6.02% per annum. Mr. Smith paid the loan in full ($204,905 in principal and accrued interest) at the time the Company went public in April 1999.

   In the December 1997 Recapitalization, Madison Dearborn and Tuesday Morning entered into a management service agreement pursuant to which Madison Dearborn renders certain management and advisory services to Tuesday Morning. The management service agreement was discontinued in April

1999. Under the terms of this agreement, Madison Dearborn received a fee in the amount of $350,000 per year.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the securities laws of the United States, the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied.

Compensation Committee Interlocks and Insider Participation

   No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of Tuesday Morning's Common Stock as of March 31, 2000 by
(1) each person (or group of affiliated persons) who is known by Tuesday Morning to own beneficially more than 5% of the Common Stock, (2) each of Tuesday Morning's directors, (3) each of Tuesday Morning's executive officers, (4) all directors and executive officers of Tuesday Morning as a group. Except as otherwise noted and subject to community property laws, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock owned by them.


                                                                Shares Beneficially Owned (1)

      Name                                                      Number (1)           Percent
      ----                                                      ----------           -------
Madison Dearborn Capital Partners II, L.P.                      27,963,527             71.9%
   Three First National Plaza
   Chicago, IL 60602

Jerry M. Smith (2)                                                 876,638              2.2%

Mark E. Jarvis (3)                                                 141,989                *

G. Michael Anderson (4)                                            118,962                *

Duane A. Huesers (5)                                                69,529                *

Richard Nance (6)                                                   61,865                *

Benjamin D. Chereskin (7)                                       27,963,527             71.9%

William J. Hunckler, III (7)                                    27,963,527             71.9%

Robin P. Selati (7)                                             27,963,527             71.9%

Sally Frame Kasaks (8)                                               3,593               --

Henry F. Frigon (9)                                                  1,642                *

All directors and executive officers as a group (10 persons)    29,232,510             74.2%

---------------
*  Denotes ownership of less than 1%.

1. Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2000. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. Such shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

2. Includes 416,199 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

3. Includes 12,027 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

4. Includes 18,281 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

5. Includes 6,013 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

6. Includes 20,680 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

7. All of the shares indicated are held of record by Madison Dearborn Capital Partners, II, L.P. Messrs. Chereskin, Hunckler and Selati are managing directors of Madison Dearborn Partners, Inc., the general partner of Madison Dearborn Partners L.P. which in turn is the general partner of Madison Dearborn Capital Partners, II, L.P. and therefore may be deemed to beneficially own the shares owned by Madison Dearborn Capital Partners, II, L.P. Messrs. Chereskin, Hunckler and Selati disclaim beneficial ownership of such shares. The address of each of Messrs. Chereskin, Hunckler and Selati is Three First National Plaza, Chicago, Illinois 60602.

8. Includes 3,593 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

9. Includes 1,642 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.


                            STOCKHOLDERS' PROPOSALS

     Any proposals that stockholders of the Company desire to have presented at the Annual Meeting of Stockholders in 2001 must be received by the Company at its principal executive offices no later than December 19, 2000.

                                 MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Representatives of Arthur Andersen, LLP, the Company's independent auditors, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and to be available to respond to appropriate questions.

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     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          Tuesday Morning Corporation

          The undersigned hereby appoints Mark E. Jarvis or his designate, as proxy, and hereby authorizes him to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 17, 2000 or any adjournment thereof.

      (Continued, and to be marked, dated and signed, on the other side)




--------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE.








                            YOUR VOTE IS IMPORTANT


          Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).


                                  PLEASE VOTE







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

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               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.                                 Please mark    [X]
                                                                                                            your votes as
                                                                                                            indicated in
                                                                                                            this example

The Board of Directors recommends a vote FOR Item 1.        FOR all nominees         WITHHOLD
                                                           listed to the left        AUTHORITY
1. Election of Directors                                   (except as marked      to vote for all nominees
                                                             to the contrary)     listed to the left
   Nominees:                                                      [_]                   [_]

   Jerry M. Smith                                             WITHHELD FOR: (Write that nominee's name on the space provided below.)
   William J. Hunckler, III
   Benjamin D. Chereskin
   Robin P. Selati                                             ____________________________________________________________________
   Sally Frame Kasaks
   Henry F. Frigon








   Signature_______________________________________   Signature__________________________________________   Date___________________
   NOTE: Please sign as name appears hereon. Joint owners should each sign, when signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
------------------------------------------------------------------------------------------------------------------------------------
                                                      .FOLD AND DETACH HERE.














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